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                              Exchange Act of 1934

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                              TechTeam Global, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                        Costa Brava Partnership III, L.P.
                                  Seth W. Hamot
                                Andrew R. Siegel
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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                                     - 1 -

                        Costa Brava Partnership III, L.P.
                 Roark, Rearden & Hamot Capital Management, LLC
                               420 Boylson Street
                           Boston, Massachusetts 02116

To Our Fellow TechTeam Stockholders:

         In our view, running a proxy contest to remove an existing board and elect a new board is an action of last resort. It should only be taken after the existing board has whittled away stockholder trust and failed to produce consistent financial progress. It should only be taken when the existing board fails to take responsibility for its poor judgment.

         We believe that this is the sad state of affairs we find ourselves in as TechTeam Global, Inc. stockholders. Costa Brava Partnership III, L.P. is offering you the opportunity to vote for a slate of highly-qualified, independent directors whose goals are to restore stockholder trust and enhance the value of your investment. Our incentive in undertaking this proxy contest is understandable: we own approximately 8.7% of all TechTeam Global, Inc. shares outstanding.

         Please read this letter and our proxy statement carefully. In it, we make our case against the present Board of Directors and provide you with our plan to enhance stockholder value.

                 THE CASE AGAINST THE CURRENT BOARD OF DIRECTORS

     o   Poor Leadership
     o   Breach of Shareholder Trust and Board Entrenchment

Poor Leadership - Leadership failings of the current Board have resulted in excessive costs

         A mere six months after signing former CEO William Coyro to a three-year contract renewal that provided he may not be terminated without cause prior to April 2008, the Board announced that it intended to remove Mr. Coyro without cause as part of a long-term succession plan. As a result, Mr. Coyro will continue to receive all benefits and payments under the contract through 2008 for doing nothing! This situation is just one example of the Board's failure to engage in long-term planning for the benefit of TechTeam's stockholders.

Breach of Shareholder Trust and Board Entrenchment - Related party transactions and decisions to limit shareholder rights have whittled away shareholder trust

         As indicated by note 13 to TechTeam's Consolidated Financial Statements, filed with its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, TechTeam is engaged in a pilot program with a significant customer of the Company testing software that is actually owned by an affiliate of Mr. Cooper, Chairman of the Board. While the Company is spending significant resources on the pilot program, it is important to note that TechTeam currently has no rights in this software. After TechTeam's efforts and resources have enhanced the value of the software for the benefit of Mr. Cooper, TechTeam will then have to negotiate a contract with Mr. Cooper's affiliate for an interest in the software. In our opinion, this related party transaction benefits Mr. Cooper's business; it does not benefit TechTeam. We ask you, are these the types of actions that justify your trust in and support of the current Board?

         How then have the Board rewarded your trust in them? By making it harder for you, the stockholders, to have any say over the governance of your Company. The Board recently amended TechTeam's Bylaws to raise the percentage requirements for stockholders to call a special meeting to 60% of the shares outstanding from the existing 30% requirement. The new 60% requirement makes it virtually impossible for stockholders to ever call a special meeting. Furthermore, we believe the Board's recent decisions to spend TechTeam assets to oppose Costa Brava's proper requests for inspection and copying rights pursuant to Delaware law and TechTeam's Bylaws shows the current Board's disregard for fundamental stockholder rights.

                                  OUR NOMINEES

Carl D. Glaeser, Kent Heyman, James A. Lynch, Alok Mohan, R. David Moon, Andrew
R. Siegel and Edward Terino (each a "Costa Brava Nominee" and, collectively, the "Costa Brava Nominees") have consented, if elected, to serve as a director. The Costa Brava Nominees are highly-qualified and independent. Costa Brava believes that the Costa Brava Nominees together have extensive experience in private and public investment, corporate governance and business management and, if elected, the Costa Brava Nominees will work to take all actions necessary to enhance the value of your shares.

         Six of our seven nominees have vast experience in the very industry in which Tech Team operates. In addition, those who presently lead public companies include Kent Heyman, Alok Mohan, and Edward Terino. Kent Heyman is the Chairman of the Board of Knova Software Inc, (sym: KNVS) a provider of customer relationship management ("CRM") applications to businesses throughout the world. Alok Mohan is the chairman of the Board of Rainmaker Systems, Inc. (sym: RMKR), a provider of CRM programs for service and maintenance contracts. Ed Terino, presently the Co-CEO and CFO of Arlington Tankers Ltd. (NYSE: ATB), was the Senior Vice President, CFO, Treasurer and Secretary of Art Technology Group (NASDAQ: ARTG) from September 2001 through June 2005. ARTG products helped clients to manage their customer relationships on the internet. Mr. Terino is also a Director of EBT International (sym: EBTN.PK).

         We invite you to compare the qualifications of the Costa Brava Nominees with those recommended by TechTeam. Having recognized deficiencies of the current Board, TechTeam has announced plans to nominate new candidates. TechTeam has not solicited stockholders to recommend candidates and can't be trusted to nominate a qualified slate!

                            OUR PLAN TO RESTORE TRUST

         The Costa Brava Nominees are independent - they have no financial interest in TechTeam, other than holdings of TechTeam shares. Their interests are completely aligned with yours. There will be no related party or self-dealing transactions.

         The Costa Brava Nominees will bring a sense of leadership back to the boardroom of TechTeam and they are dedicated to the following actions to enhance shareholder value:

         o First things first: The Shareholders Own TechTeam. Upon the election of the Costa Brava Nominees, they will remove barriers that have led to the disenfranchisement of stockholders. Specifically, they will reverse the recent Bylaw amendments relating to our stockholder rights to call a special meeting.

         o Second, Stable Leadership. No corporate intrigue, no quick reversals on senior management contracts, no hidden agendas. Stability.

         o Third, Remove Barriers to Acquisition Proposals. The Costa Brava Nominees will endeavor to redeem the "poison pill" in TechTeam's Rights Agreement and dismantle any barriers to bona fide acquisition proposals.

         o Fourth, Run the Company for the Benefit of Stockholders. The Costa Brava Nominees will consider any bona fide acquisition proposals submitted to the Board of Directors.

                                   CONCLUSION

         The Costa Brava Nominees consist of successful businessmen with broad experience in the technology industry. Compare the qualifications of our candidates to those of the current Board and then ask yourself who you should put your trust in. Even if the current Board were to nominate new candidates for election, can you trust them to do that responsibly? You can be assured that the Costa Brava Nominees will put shareholders first.

         We have done our part in bringing you an alternative slate of nominees. The rest is up to you. If you have not been satisfied with the current Board, we urge you to vote for a much needed change by signing, dating and returning the enclosed BLUE proxy card today.

         One final note: In the heat of battle, the incumbent Board may try to distract you with innuendo and false statements. Do not succumb to this tactic. They have had their opportunity to earn your trust and we believe they have failed. Vote for a change today.

                                       Thank you,

                                       /s/ SETH W. HAMOT
                                       -----------------------------------------
                                       Seth W. Hamot
                                       President, Roark, Rearden & Hamot
                                           the general partner of Costa Brava
                                           Partnership III, L.P.

         WHETHER OR NOT YOU PLAN TO ATTEND THE 2006 ANNUAL MEETING, WE URGE YOU TO VOTE FOR THE ELECTION OF THE SEVEN INDEPENDENT COSTA BRAVA NOMINEES BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD IN THE POSTAGE-PAID ENVELOPE TODAY. WE URGE YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY THE BOARD OF DIRECTORS OF TECHTEAM. IF YOU HAVE PREVIOUSLY SIGNED A PROXY CARD SENT TO YOU BY THE BOARD OF DIRECTORS OF TECHTEAM, YOU CAN REVOKE THAT PROXY AND VOTE FOR THE SEVEN INDEPENDENT COSTA BRAVA NOMINEES BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

         REMEMBER, IF YOU HOLD YOUR TECHTEAM SHARES WITH A BROKERAGE FIRM OR BANK, ONLY THEY CAN EXERCISE VOTING RIGHTS WITH RESPECT TO YOUR SHARES AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. ACCORDINGLY, IT IS CRITICAL THAT YOU PROMPTLY CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND GIVE INSTRUCTIONS TO VOTE THE BLUE PROXY CARD FOR THE ELECTION OF THE INDEPENDENT CANDIDATES NOMINATED BY US.

         If you have any questions or require any assistance in executing or delivering your proxy, please call our proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 (toll free) or (212) 929-5500 (collect).

                       2006 ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                              TECHTEAM GLOBAL, INC.

                          -----------------------------

                                 PROXY STATEMENT
                                       OF
                        COSTA BRAVA PARTNERSHIP III, L.P.
                                  SETH W. HAMOT
                                ANDREW R. SIEGEL

         We are sending you this Proxy Statement and the accompanying BLUE proxy card because we are soliciting proxies from the stockholders of TechTeam Global, Inc. ("TechTeam" or the "Company") to be used at TechTeam's 2006 Annual Meeting of Stockholders to be held on [May 31, 2006] and at any adjournments, postponements or continuations thereof (the "Annual Meeting").

         We are seeking your support for the election of seven independent, highly qualified candidates who Costa Brava Partnership III, L.P. ("Costa Brava") has nominated for election as directors at the Annual Meeting. Carl D. Glaeser, Kent Heyman, James A. Lynch, Alok Mohan, R. David Moon, Andrew R. Siegel and Edward Terino (each a "Costa Brava Nominee" and, collectively, the "Costa Brava Nominees") have consented, if elected, to serve as a director. The Costa Brava Nominees will work to take all actions necessary to enhance the value of your shares.

         TechTeam has announced that its 2006 Annual Meeting will be held at [time], on [May 31, 2006] at [BPS Corporate Training and Conference Center, 31301 Evergreen Road, Beverly Hills, Michigan]. TechTeam has also announced that the record date, for determining those stockholders who will be entitled to vote at the Annual Meeting is [April 4, 2006].

         This Proxy Statement and the enclosed BLUE proxy card are first being sent or given to shareholders of TechTeam on or about [ , 2006]. TechTeam's principal executive offices are located at 27335 West 11 Mile Road, Southfield, Michigan 48934.

         THIS SOLICITATION IS BEING MADE BY COSTA BRAVA AND NOT ON BEHALF OF TECHTEAM OR ITS BOARD OF DIRECTORS.

         Any proxy granted pursuant to this solicitation may be revoked by the person granting the proxy at any time before it is voted at the Annual Meeting. Proxies may be revoked by (i) delivering a written notice of revocation bearing a later date than the proxy, (ii) duly executing and delivering a later dated written proxy relating to the same shares or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). To be effective, any written notice of revocation or subsequent BLUE proxy should be mailed or delivered to, and received by, MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016 or TechTeam's corporate secretary before the taking of votes at the

Annual Meeting. If you hold your shares through a bank, broker or other nominee holder, only they can revoke your proxy on your behalf.

         If you previously submitted a [color] proxy card or voted for the nominees recommended by TechTeam's existing Board of Directors, you may revoke that proxy card and change your vote. To revoke a [color] proxy card and change your vote, simply sign, date and return the enclosed BLUE proxy card in the accompanying postage-paid envelope.

         We strongly urge you to revoke any [color] proxy card you may have returned to TechTeam and to vote for the seven Costa Brava Nominees. Only the latest dated proxy will be counted in the votes cast at the Annual Meeting.

                       I. Background for the Solicitation

         Costa Brava made its initial investment in the Company in December 2003, and today owns approximately 8.7% of the Common Stock outstanding as of December 31, 2005. As one of TechTeam's largest stockholders, Costa Brava first approached the Board of Directors of TechTeam on December 15, 2005 to discuss general concerns regarding the Board's failure to increase stockholder value, as well as more specific concerns regarding the Board's selection process for a new Chief Executive Officer. TechTeam failed to respond in a meaningful way to these concerns. Costa Brava caused demand letters to be delivered to TechTeam to inspect and photocopy certain of the Company's books and records pursuant to 8 Del. C. ss. 220 ("Section 220") on January 9, 2006 and February 7, 2006. The Company's counsel rejected both demands. Costa Brava proceeded to file an amended complaint on February 16, 2006 against TechTeam in the Court of Chancery of the State of Delaware (the "Court of Chancery"), seeking an order to compel the Company to make certain of the Company's books and records available for Costa Brava's inspection and copying pursuant to Section 220 ("Section 220 Suit"). The Section 220 Suit is pending in the Court of Chancery.

         On February 23, 2006, Costa Brava notified the Company of its intention to nominate a slate of highly-qualified, independent directors for election at the Company's 2006 Annual Meeting. TechTeam initially issued a press release stating that the Board of Directors would contest the Costa Brava Nominees and failed to respond to Costa Brava's February 24, 2006 letter demanding lists of stockholders and certain other records of the Company. On March 8, 2006, Costa Brava was again forced to file suit in the Court of Chancery, seeking an order to compel the Company to make the Company's list of stockholders and certain other books and records available for inspection and copying pursuant to Section 220 (the "Stockholder List Suit"). On March 13, 2006, TechTeam reversed course and sent Costa Brava a letter offering to include two Costa Brava Nominees as part of a joint slate. TechTeam agreed to provide certain lists of stockholders to Costa Brava as well, which resulted in stipulation of dismissal of the Stockholder List Suit. Costa Brava spent the next two weeks negotiating with the Board of Directors diligently and in good faith. During the course of these negotiations, Costa Brava and TechTeam apparently reached an agreement in principle on a joint slate of directors. The incumbent Board, however, was unable or unwilling to executed the agreed upon settlement.

         Costa Brava decided the only course available to protect its interests as a stockholder in TechTeam was to move forward with its slate of directors.

                   II. Participants in Solicitation of Proxies

         The following persons are or may be deemed to be participants in the solicitation by Costa Brava with respect to the Annual Meeting, as the term "participant" is defined in the proxy rules promulgated by the Securities and Exchange Commission (the "SEC") (each, a "Participant"): Costa Brava Partnership III, L.P.; Seth W. Hamot and the Costa Brava Nominees, namely Carl D. Glaeser, Kent Heyman, James A. Lynch, Alok Mohan, R. David Moon, Andrew R. Siegel and Edward Terino.

         The principal business of Costa Brava Partnership III, L.P., a Delaware limited partnership, is to make investments in, buy, sell, hold, pledge and assign securities. Mr. Seth W. Hamot is the president of Roark, Rearden & Hamot Capital Management, LLC, which is the general partner of Costa Brava. Information regarding the Costa Brava Nominees may be found below under "Election of Directors - Costa Brava Nominees." The business addresses and ownership of TechTeam securities with respect to each of the Participants is provided in Exhibit A hereto.

         Except as set forth in this Proxy Statement, none of the Participants
(i) is, or was within the past year, a party to any contract, arrangement or understanding with any persons with respect to any securities of TechTeam, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantee of profit, division of losses or profits, or the giving or withholding of proxies, or (ii) has any arrangement or understanding with any person (A) with respect to any future employment by TechTeam or its affiliates or (B) with respect to any future transactions to which TechTeam or any of its affiliates may be a party. None of the Participants has, during the past ten years, been convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors).

                           III. Election of Directors

         At the Annual Meeting, the Stockholders will elect directors to serve on the Board of Directors of TechTeam until the next annual meeting of Stockholders or until he or she is succeeded by another qualified director who has been elected. The seven nominees for director receiving the highest number of votes from the Stockholders, either in person at the Annual Meeting or by proxy, will be elected as TechTeam's directors.

We strongly recommend a vote FOR each of the Costa Brava Nominees:

         Carl D. Glaeser

         Kent Heyman

         James A. Lynch

         Alok Mohan

         R. David Moon

         Andrew R. Siegel

         Edward Terino

General

         TechTeam's Board of Directors currently is composed of seven directors. Each director is elected to hold office until the Company's next annual meeting or until he or she is succeeded by another qualified director who has been elected. We have nominated seven persons who believe change at TechTeam is needed: Carl D. Glaeser, Kent Heyman, James A. Lynch, Alok Mohan, R. David Moon, Andrew R. Siegel and Edward Terino.

         Costa Brava believes that the Costa Brava Nominees together have extensive experience in private and public investment, corporate governance and business management and, if elected, the Costa Brava Nominees will work to take all actions necessary to enhance the value of your shares.

The Costa Brava Nominees

         The Costa Brava Nominees are Carl D. Glaeser, Kent Heyman, James A. Lynch, Alok Mohan, R. David Moon, Andrew R. Siegel and Edward Terino. Each Costa Brava Nominee is a citizen of the United States. Each Costa Brava Nominee has consented in writing to being named as a nominee for election as a director in the proxy materials to be used in connection with the Annual Meeting and, if elected, has consented to serving as a director. We are unaware of any reason why any Costa Brava Nominee, if elected, would be unable to serve as a director. If for any reason any Costa Brava Nominee is unable or declines to serve, the BLUE proxy cards solicited by Costa Brava will be voted for any substitute nominee who shall be designated by Costa Brava to fill the vacancy.

         Each Costa Brava Nominee has furnished Costa Brava with information concerning his principal occupation for the preceding five-year period, business addresses and other matters. None of the Costa Brava Nominees has ever served as an officer, director or employee of TechTeam.

         Except as disclosed herein, (a) there are no arrangements or understandings between any Costa Brava Nominee and any other person pursuant to which such Costa Brava Nominee was selected as a nominee to serve as a director of TechTeam or with respect to any future employment by TechTeam or any future transactions to which TechTeam or any of its affiliates will or may be a party and (b) no Costa Brava Nominee shall receive any form of compensation for serving in the capacity of director of the Company, other than the compensation currently in place for outside directors of TechTeam, all subject to required approvals and applicable law.

Carl D. Glaeser
Mr. Carl D. Glaeser, 51, has been the Managing Partner of Palladian Capital Partners, a boutique merchant bank, since 2004. Prior to joining Palladian Capital Partners, Mr. Glaeser was a Senior Vice President and Officer of Bowne as well as President and Chief Executive Officer of Bowne Global Solutions ("BGS"), an outsourced supplier of language, technical writing, translation, call center and other services, from 1999 to 2004. During Mr. Glaeser's tenure at BGS, the company became a leading outsourced supplier of globalization services. Mr. Glaeser received his B.S. from Juniata College.

Kent Heyman
Mr. Kent Heyman, 50, has been the Chief Executive Officer of Powerhouse Technologies Group, Inc., a provider of mobile computing software, since January 2006. Additionally, Mr. Heyman has been the Chairman of the Board of Powerhouse Technologies Group, Inc. since September 2005. Prior to joining Powerhouse Technologies Group, Inc., Mr. Heyman was the Chief Executive Officer of ServiceWare Technologies, Inc., a provider of customer relationship management software applications that is now known as Knova Software, Inc., from September 2001 to February 2005. Mr. Heyman serves as the Non-executive Chairman of the Board of Directors of Knova Software, Inc. Prior to joining ServiceWare, Mr. Heyman was a founding officer and General Counsel to MPower Communications, Inc., a competitive telecommunications provider. Before MPower, Mr. Heyman practiced law in California, most recently as lead trial counsel and litigation department chairman of Dowling, Magarian, Aaron and Heyman. Mr. Heyman received his B.A. from California State University, Fresno and his J.D. from University of the Pacific, McGeorge School of Law.

James A. Lynch
Mr. James A. Lynch, 55, is a founder and has been Managing Director of Draper Atlantic, an early stage information technology venture capital firm, since 1998. Mr. Lynch also serves on the Board of Directors of AppForge, a leader in enterprise multi-platform mobile and wireless application development solutions, Induslogic, a leader in the market for outsourced software product engineering services, and Group Logic, a developer of network workflow software products. Mr. Lynch holds an MBA from Harvard Business School and a B.A. in Economics from Yale University.

Alok Mohan
Mr. Alok Mohan, 57, served as Chief Executive Officer of Santa Cruz Operations, Inc. ("SCO") from July 1995 until April 1998, when he was appointed the company's Chairman of the Board. He served as Chairman of SCO until May 2001, when a portion of SCO's assets was sold to Caldera International, Inc. He continued as Chairman of the Board of Directors of the remaining business, which was renamed Tarantella, Inc., until it was sold to Sun Microsystems Inc. in 2005. From May 1994 to July 1995, Mr. Mohan served as Senior Vice President, Operations and Chief Financial Officer of SCO. Prior to joining SCO, Mr. Mohan was employed with NCR Corporation ("NCR"), where he served as Vice President of Strategic Planning and Controller and Vice President and General Manager of the Workstation Products Division at NCR. Mr. Mohan is also Chairman of the Board of Directors of Rainmaker Systems, Inc., a leading provider of business-to-business sales and marketing services, and he serves on the Board of Directors of Stampede Technologies, Inc., a provider of software solutions, and Crystal Graphics, Inc, a provider of compelling and easy to use 3D graphics software. Mr. Mohan holds an MBA in Finance from Indiana University and an undergraduate degree in engineering from the Indian Institute of Technology, Kharagpur, India.

R. David Moon
Mr. R. David Moon, 50, has served as the Managing Director of Coyne Partners, LLC, a consulting firm, since February 2006. Prior to joining Coyne Partners, Mr. Moon was a Partner of Tatum Partners, a professional services firm, from August 2002 until January 2005, an Area Vice President for Peregrine Systems, a company providing enterprise asset and service management solutions, from April 2001 until August 2002, a Vice President of Professional Services for Netfish Technologies Software, a company providing XML-based business-to-business integration solutions, from August 2000 to April 1, 2001, and a Partner in Arthur Andersen's Business Consulting Group from June 1998 to August 2000. Mr. Moon earned his B.S. and M.S. in MIS at Cardinal Stritch College, his M.A. in Economic Geography at the University of Wisconsin-Milwaukee, and his MBA from the University of Chicago.

Andrew R. Siegel
Mr. Andrew R. Siegel, 37, has been a Senior Vice President at Roark, Rearden & Hamot Capital Management, LLC, an investment management firm, since March 2005. Since October 2004, Mr. Siegel has been the founding Managing Member of White Bay Capital Management, an investment management firm. Prior to founding White Bay Capital Management, Mr. Siegel was a Member of Debt Traders, Ltd., a capital management firm, from July 2003 until February 2004, and a Financial Adviser to Professional Television Network, a broadcasting company, from October 2002 to March 2003. Mr. Siegel was formerly an investment banker with Deutsche Bank in 2001 and 2002 and previously served as an officer in the U.S. Navy. Mr. Siegel also served as a member of the U.S. Department of Defense Business Board and he holds a B.A. from America University and an MBA from the University of Maryland.

Edward Terino
Mr. Edward Terino, 52, has been the Co-Chief Executive Officer and Chief Financial Officer of Arlington Tankers Ltd., a Bermuda-based international seaborne transporter of crude oil and petroleum products, since July 2005. Prior to joining Arlington Tankers Ltd., Mr. Terino was a Senior Vice President, Chief Financial Officer, Treasurer and Secretary of Art Technology Group, Inc, a provider of innovative software to help high end consumer-facing companies create a richer, more adaptive interactive experience for their customers and partners online and via other channels, from September 2001 to June 2005. From April 1999 through September 2001, Mr. Terino was Senior Vice President and Chief Financial Officer of Applix, Inc., a leading business intelligence software company. Mr. Terino also serves on the Board of Directors of EBT International, a software company, and Celerity Solutions, Inc, a developer of client-server and Internet business software applications. Mr. Terino holds an MBA from Suffolk University and a B.S. in Management from Northeastern University.

Common Stock Ownership of the Costa Brava Nominees

         As of the record date, the Costa Brava Nominees collectively beneficially owned 878,943 shares, or approximately 8.8% of the outstanding Common Stock of TechTeam. The beneficial ownership of each Costa Brava Nominee and each other Participant in this proxy solicitation, is set forth as of April 11, 2006 in Exhibit A hereto. For information regarding all TechTeam securities purchased or sold by the Participants in the last two years, please see Exhibit B attached hereto.

Additional Information Regarding the Costa Brava Nominees

         Costa Brava has entered into an indemnification agreement with each Costa Brava Nominee (the "Indemnification Agreements"). The Indemnification Agreements provide that Costa Brava will indemnify each Costa Brava Nominee from and against any losses incurred by any Costa Brava Nominee arising from such Costa Brava Nominee's role as a nominee, with certain exceptions.

         Mr. Andrew R. Siegel is a Senior Vice President of Roark, Rearden & Hamot Capital Management, LLC, the general partner of Costa Brava. As discussed above, Costa Brava has commenced two lawsuits against TechTeam, each filed in the Court of Chancery for the State of Delaware. Due to his position at Roark, Rearden & Hamot Capital Management, LLC, Mr. Siegel may be deemed to be a party adverse to TechTeam in these lawsuits.

         Except as set forth in this Proxy Statement, (i) no Costa Brava Nominee has any family relationships with any executive officer or director of TechTeam or each other, (ii) no Costa Brava Nominee has been involved in any legal proceedings in which he is adverse to TechTeam, (iii) no Costa Brava Nominee has a material interest adverse to TechTeam, (iv) there have been no transactions between any of the Costa Brava Nominees or their immediate families and TechTeam or any of its subsidiaries since the beginning of TechTeam's last fiscal year and (v) no Costa Brava Nominee has been indebted to TechTeam or any of its subsidiaries since the beginning of TechTeam's last fiscal year.

                                IV. Other Matters

         As of the date of this Proxy Statement, we are not aware of any matter that will be presented for consideration at the Annual Meting, other than the election of directors. Should other matters properly come before the Annual Meeting, the attached BLUE proxy card, when duly executed, will give the proxies named therein discretionary authority to vote on all such matters and on all matters incident to the conduct of the Annual Meeting. Such discretionary authority will include the ability to vote shares on any proposal to adjourn the Annual Meeting. The proxies named on the accompanying BLUE proxy cards will not use such discretionary authority to vote the proxies for matters for which the Participants are aware a reasonable time before the Annual Meeting.

                            V. Additional Information

         TechTeam's definitive proxy statement relating to the Annual Meeting is required to set forth information regarding (i) the beneficial ownership of securities of TechTeam by (A) any person known to TechTeam to beneficially own 5% or more of any class of voting securities of TechTeam; (B) each current Board director and executive officer of TechTeam; and (C) all directors and executive officers of TechTeam as a group; and (ii) TechTeam's directors and management, including information relating to management compensation.

Deadline for Submitting Stockholder Proposals for the 2007 Annual Meeting

         As of the date hereof, TechTeam has not disclosed the date prior to which notices of stockholder proposals in respect of TechTeam's 2007 annual meeting of stockholders must be delivered to TechTeam. We believe that, in determining these dates, the following principles apply:

         According to publicly available documents and under Rule 14a-8 of the Securities and Exchange Act of 1934, as amended, to be included in the 2007 proxy statement and form of proxy, stockholder proposals must be received by TechTeam's corporate secretary not less than 120 calendar days before the date TechTeam's 2006 proxy statement is released to Stockholders.

         In addition, according to TechTeam's advance notice bylaw, any stockholder proposal to be presented from the floor at the 2007 annual meeting of the Stockholders must be received by the corporate secretary not less than 90 nor more than 120 calendar days in advance of the meeting.

Voting Procedures

         According to the transfer agent of TechTeam, as of the record date, TechTeam had [____________] outstanding shares of Common Stock.

         You may vote FOR ALL of the Costa Brava Nominees, you may WITHHOLD AUTHORITY FOR ALL, or you may withhold authority for any individual Costa Brava Nominee.

         The proxy holder identified in the BLUE proxy card accompanying this Proxy Statement will vote the accompanying proxy card in the manner directed by the signing Stockholder. If no direction is made, shares represented by the accompanying proxy card will be voted FOR the election of the Costa Brava Nominees as directors of TechTeam. With respect to other matters that may properly come before the Annual Meeting, or at any postponement or adjournment thereof, the proxy holders identified in the accompanying BLUE proxy card will vote shares represented by the BLUE proxy card in accordance with the proxies' discretion. To the extent that other matters properly come before the Annual Meeting that do not fall within the proxies' voting discretion, the named proxies may not vote the shares represented by the accompanying BLUE proxy card on such matters. To the extent that approval of such matters requires the affirmative vote of the holders of a majority of the shares of stock entitled to vote thereon that are present at the Annual Meeting, the effect of shares not voted would be the same as a vote against the proposal.

         REMEMBER, YOUR LATEST DATED PROXY IS THE ONLY ONE WHICH COUNTS, so return the BLUE proxy card accompanying this Proxy Statement even if you delivered a prior proxy to TechTeam. We urge you not to vote any proxy card sent to you by the Board of Directors of TechTeam.

         If you are the beneficial owners of shares held through a broker or other nominee, your broker or nominee should provide you with information regarding the methods by which you can direct your broker or nominee to vote your shares. Your broker or nominee might send you, for example, a voting instruction card, similar to TechTeam's proxy card, to be completed, signed, dated and returned to your broker or nominee by a date in advance of the meeting, and/or information on how to communicate your voting instructions to your broker or nominee by telephone or over the Internet.

         We encourage you to sign and return the BLUE proxy card even if you plan to attend the Annual Meeting. In this way, your shares will be voted if you are unable to attend the Annual Meeting. If you received more than one BLUE proxy card, it is a likely indication that your shares are held in multiple accounts. Please sign and return all BLUE proxy cards to ensure that all of your shares are voted.

Quorum Requirement

         Shares are counted as present at the Annual Meeting if the Stockholder either:

         o        is present and votes in person at the Annual Meeting; or

         o        has properly submitted a proxy card.

         According to TechTeam's publicly available Bylaws, a majority of the outstanding shares of the record date must be present at the meeting (either in person or by proxy) in order to hold the Annual Meeting and conduct business. This is called a "quorum."

Consequences of Not Returning Your Proxy; Broker Non-Votes

         If your shares are held in your name, you must return your proxy (or attend the Annual Meeting in person) in order to vote on the proposals. If your shares are held in street name and you do not vote your proxy your brokerage firm may either:

         o vote your shares on routine matters (this contested election of directors is not routine); or

         o        leave your shares unvoted.

         Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients, brokers may vote such shares on behalf of their clients with respect to "routine" matters, but not with respect to non-routine matters (such as this contested election). If the proposals to be acted upon at any meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that vote FOR the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a "broker non-vote."

         Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast.

         We encourage your to provide instructions to your brokerage firm to vote your shares for the Costa Brava Nominees. This ensures that your shares will be voted at the Annual Meeting.

Effect of Abstentions

         Abstentions are counted as shares that are present and entitled to vote for the purposes of determining the presence of a quorum and as votes AGAINST for purposes of determining the approval of any matter submitted to the Stockholders for a vote.

Required Vote

         Each share of Common Stock is entitled to one vote. In the election of directors, each Stockholder has the right to vote the number of shares owned by such Stockholder for as many persons as there are directors to be elected. Stockholders do not have the right to cumulate votes.

         Assuming a quorum is present, the seven nominees receiving the highest number of "FOR" votes will be elected as directors.

Appraisal Rights

         TechTeam's Stockholders have no appraisal rights under the General Corporation Law of the State of Delaware in connection with the election of directors.

Solicitation

         These proxies are being solicited by Costa Brava, Seth W. Hamot and the Costa Brava Nominees. Copies of solicitation material will be furnished without charge to banks, brokerage houses, fiduciaries and custodians holding in their name shares of Common Stock beneficially owned by others to forward to such beneficial owners. As part of the solicitation, the Participants may communicate with Stockholders of TechTeam by mail, courier services, Internet, advertising, telephone, facsimile or in person. Costa Brava, Seth W. Hamot and the Costa Brava Nominees will receive no additional compensation for their solicitation efforts. In addition, Costa Brava has retained MacKenzie Partners, Inc. ("MacKenzie") to solicit proxies, and Costa Brava will pay a fee for those services, which is estimated to be up to $175,000. MacKenzie anticipates that it will use approximately 35 persons in its solicitation efforts.

         Costa Brava will bear the entire cost of this solicitation. Although no precise estimate can be made at the present time, we currently estimate that the total expenditures relating to this proxy solicitation incurred by Costa Brava will be approximately $550,000 of which approximately $280,000 has been spent to date. Costa Brava currently intends to seek reimbursement from TechTeam upon completion of the solicitation of all expenses incurred in connection with the nomination of the seven Costa Brava Nominees and this solicitation. Costa Brava does not intend to seek the approval of TechTeam Stockholders for that reimbursement. The Costa Brava Nominees may incur incidental expenses if they meet in person or by telephone with Stockholders, which Costa Brava may or may not be asked to reimburse.

Additional Information

         The information concerning TechTeam contained in this Proxy Statement has been taken from, or is based upon, publicly available information. Although we do not have any information that would indicate that any information contained in this Proxy Statement concerning TechTeam is inaccurate or incomplete, we do not take responsibility for the accuracy or completeness of such information. With respect to each of the Costa Brava Nominees, any representation contained herein relating to the immediate family of such Costa Brava Nominee is made only to the extent of his knowledge.

         TechTeam files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that the Company files with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the Internet website maintained by the SEC at www.sec.gov.

         Costa Brava has filed a Schedule 13D, as amended, with the SEC, the exhibits of which include some of Costa Brava's correspondence with TechTeam concerning matters described herein. These materials may be accessed from the SEC's website.


[April __, 2006]


                                    Exhibit A

                       INFORMATION ABOUT THE PARTICIPANTS
                         IN THIS SOLICITATION OF PROXIES

------------------------------------- ----------------------- -------------------- ---------------------
                                      Number of Shares of     Number of Shares of
                                      Common Stock Directly   Common Stock         Percent of Class
Name and Business Address             Owned(1)                Beneficially Owned   Beneficially Owned(3)
------------------------------------- ----------------------- -------------------- ---------------------
Costa Brava Partnership III, L.P.      873,943                 873,943              8.7%
420 Boylston Street
Boston, MA 02116
------------------------------------- ----------------------- -------------------- ---------------------
Seth W. Hamot                          0                       873,943((2))         8.7%
420 Boylston Street
Boston, MA 02116
------------------------------------- ----------------------- -------------------- ---------------------
Carl D. Glaeser                        0                       0                    0.0%
Palladian Capital Partners,
420 Lexington Ave., Suite 300,
New York, NY 10170
------------------------------------- ----------------------- -------------------- ---------------------
Kent Heyman                            0                       0                    0.0%
15 Stonebridge Lane,
Pittsford, NY 14534
------------------------------------- ----------------------- -------------------- ---------------------
James A. Lynch                         5,000                   5,000                0.05%
Draper Atlantic,
11600 Sunrise Valley Drive,
Suite 420,
Reston, VA 02191
------------------------------------- ----------------------- -------------------- ---------------------
Alok Mohan                             0                       0                    0.0%
No business address
85 Pasatiempo Drive,
Santa Cruz, CA 95060
------------------------------------- ----------------------- -------------------- ---------------------
R. David Moon                          0                       0                    0.0%
Coyne Partners, LLC,
5420 N. 32nd Street, Suite 20,
Phoenix, AZ 85016
------------------------------------- ----------------------- -------------------- ---------------------
Andrew R. Siegel                       0                       873,943((2))         8.7%
Costa Brava Partnership III, L.P.,
237 Park Ave., Suite 900,
New York, NY 10017
------------------------------------- ----------------------- -------------------- ---------------------
Edward Terino                          0                       0                    0.0%
Arlington Tankers Ltd.,
191 Post Road West,
Westport, CT 06880
------------------------------------- ----------------------- -------------------- ---------------------

(1) Except as otherwise indicated, all shares are held with sole voting and disposition rights.

(2) Mr. Hamot, as the President of the general partner of Costa Brava, may control its voting and investment decisions and thus may be deemed to have beneficial ownership of the 873,943 shares held by Costa Brava. In addition, Mr. Siegel, as a Senior Vice President of the general partner of Costa Brava, may control its voting and investment decisions and thus may be deemed to have beneficial ownership of the 873,943 shares held by Costa Brava.

(3) The percentage of ownership is based upon 10,029,204 issued and outstanding shares as reported by TechTeam in its filing on Form 10-K for the fiscal year ended December 31, 2005.

                                    Exhibit B

           TRANSACTIONS WITHIN THE PAST TWO YEARS BY THE PARTICIPANTS
                         IN THIS SOLICITATION OF PROXIES

         The Participants have made the following purchases and sales of TechTeam's securities in the past two years:

Costa Brava Partnership III, L.P.

Trade Date               Purchase/Sale         Price       Quantity
----------               -------------         -----      ----------
4/13/2004                Purchase               7.00        2,500.00
4/14/2004                Purchase               6.95        2,500.00
4/15/2004                Purchase               7.00        7,200.00
4/16/2004                Purchase               6.93       18,000.00
4/21/2004                Purchase               7.07        6,000.00
4/22/2004                Purchase               6.71       15,000.00
4/23/2004                Purchase               6.79        1,000.00
4/29/2004                Purchase               7.49       13,600.00
4/29/2004                Purchase               7.49        9,200.00
5/4/2004                 Purchase               7.30        5,700.00
5/7/2004                 Purchase               7.33        5,000.00
5/18/2004                Purchase               7.52        3,000.00
5/19/2004                Purchase               7.40        2,000.00
5/21/2004                Purchase               7.57        1,000.00
6/2/2004                 Purchase               8.23        1,000.00
6/18/2004                Purchase               8.78        5,500.00
7/21/2004                Purchase               9.33          200.00
7/29/2004                Purchase               9.82        7,850.00
8/3/2004                 Sale                  10.77       (1,500.00)
8/4/2004                 Sale                  10.79       (1,100.00)
8/20/2004                Purchase               9.34          400.00
8/24/2004                Purchase               9.46        2,500.00
8/26/2004                Purchase               9.58        3,000.00
9/9/2004                 Purchase               9.22        2,200.00
9/10/2004                Purchase               9.46          100.00
9/21/2004                Purchase               9.34        1,800.00
10/4/2004                Purchase               9.52        1,000.00
10/20/2004               Purchase               9.32        2,300.00
10/22/2004               Purchase               9.24        3,600.00
10/25/2004               Purchase               9.19        2,400.00
10/26/2004               Purchase               9.14        3,500.00
10/27/2004               Purchase               9.03       15,000.00
10/27/2004               Purchase               8.88        9,500.00
10/28/2004               Purchase               9.40        6,000.00
10/29/2004               Purchase               9.54       10,000.00
11/2/2004                Purchase               9.34          100.00
11/3/2004                Purchase               9.45        1,300.00
11/11/2004               Purchase               9.34        2,700.00

Trade Date               Purchase/Sale         Price       Quantity
----------               -------------         -----      ----------
11/18/2004               Purchase               9.55          100.00
11/29/2004               Purchase               9.64        1,000.00
12/1/2004                Purchase               9.37        1,500.00
12/9/2004                Purchase               9.71        2,000.00
12/14/2004               Purchase               9.62        5,000.00
12/21/2004               Sale                  10.11       (1,400.00)
12/23/2004               Purchase              10.04        6,000.00
2/4/2005                 Sale                  11.61       (8,000.00)
2/10/2005                Sale                  11.42         (400.00)
3/17/2005                Purchase              10.77       24,187.00
4/7/2005                 Purchase              11.77        2,000.00
5/6/2005                 Sale                  13.06       (9,600.00)
5/9/2005                 Sale                  13.07      (13,000.00)
5/10/2005                Sale                  13.02       (2,400.00)
5/11/2005                Sale                  12.99      (23,000.00)
5/17/2005                Sale                  13.47      (13,000.00)
5/18/2005                Sale                  14.02       (5,000.00)
5/18/2005                Sale                  14.12      (25,000.00)
5/18/2005                Sale                  14.11       (3,360.00)
5/20/2005                Sale                  14.40       (2,600.00)
5/24/2005                Sale                  14.00         (400.00)
5/25/2005                Sale                  13.94       (3,800.00)
5/26/2005                Sale                  14.00      (25,000.00)
5/26/2005                Sale                  14.04       (7,400.00)
5/27/2005                Sale                  13.83      (11,576.00)
5/31/2005                Sale                  13.95       (5,000.00)
6/2/2005                 Sale                  14.94       (5,000.00)
6/3/2005                 Sale                  14.82       (6,756.00)
8/5/2005                 Purchase              12.31       10,900.00
8/8/2005                 Purchase              12.40       23,300.00
8/9/2005                 Purchase              11.88        1,773.00
8/15/2005                Purchase              11.69       20,000.00
8/16/2005                Purchase              11.31       20,500.00
8/17/2005                Purchase              11.33       17,100.00
8/26/2005                Purchase              12.25        7,100.00
8/29/2005                Purchase              11.99       19,000.00
8/30/2005                Purchase              11.96        3,000.00
8/31/2005                Purchase              11.84          100.00
9/22/2005                Purchase              13.36        2,900.00
9/27/2005                Purchase              11.96        9,000.00
9/28/2005                Purchase              12.12        8,000.00
9/29/2005                Purchase              12.01          551.00
9/30/2005                Purchase              11.99        1,290.00
10/3/2005                Purchase              12.12       14,700.00
10/4/2005                Purchase              12.26          100.00
10/5/2005                Purchase              12.31          100.00
10/12/2005               Purchase              12.21        4,600.00
10/13/2005               Purchase              12.29          200.00
10/24/2005               Purchase              12.23          614.00

Trade Date               Purchase/Sale         Price       Quantity
----------               -------------         -----      ----------
10/26/2005               Purchase              12.26        3,500.00
10/27/2005               Purchase               9.80       15,000.00
10/27/2005               Purchase              12.19       16,086.00
10/28/2005               Purchase               9.45       36,451.00
10/31/2005               Purchase               9.50       20,000.00
11/8/2005                Purchase               8.22       31,500.00
11/9/2005                Purchase               8.88       35,000.00
11/10/2005               Purchase               8.96       10,000.00
11/16/2005               Purchase               8.86        3,000.00
11/18/2005               Purchase               8.74       27,300.00
11/21/2005               Purchase               8.64        2,700.00
11/22/2005               Purchase               8.64       17,700.00
11/23/2005               Purchase               8.77       14,879.00
11/28/2005               Purchase               8.99        3,521.00
11/29/2005               Purchase               9.05        2,680.00
11/30/2005               Purchase               9.31           98.00
12/1/2005                Purchase               9.62       61,700.00
12/9/2005                Purchase               9.40        4,000.00
12/16/2005               Purchase               9.74        4,000.00

James A Lynch

Trading Date             Purchase/Sale         Price       Quantity
----------               -------------         -----      ----------
2/15/06                  Purchase              10.84         5000.00

[Back Cover]

         Tell the Board what you think! Your vote is important. No matter how many shares you own, please give Costa Brava your proxy FOR the election of the Costa Brava Nominees by taking three steps:

         o        SIGNING the enclosed BLUE proxy card,

         o        DATING the enclosed BLUE proxy card, and

         o MAILING the enclosed BLUE proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

         If any of your shares are held in the name of a brokerage firm, bank, nominee or other institution, only it can vote such shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute the BLUE proxy card representing your shares. Costa Brava urges you to confirm in writing your instructions to Costa Brava in care of MacKenzie Partners, Inc. at the address provided below so that Costa Brava will be aware of all instructions given and can attempt to ensure that such instructions are followed.

  If you have any questions, require assistance in voting your shares, or need additional copies of Costa Brava's proxy materials, please call MacKenzie Partners at the phone numbers listed below.

                                [MacKenzie LOGO]

                               105 Madison Avenue
                               New York, NY 10016
                           proxy@mackenziepartners.com
                          (212) 929-5500 (call collect)
                                       or
                            TOLL-FREE (800) 322-2885

                              TECHTEAM GLOBAL, INC
                       2006 ANNUAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED BY COSTA BRAVA PARTNERSHIP III, L.P.

           AND NOT BY THE BOARD OF DIRECTORS OF TECHTEAM GLOBAL, INC.

         The undersigned stockholder of TechTeam Global, Inc. (the "Company")
hereby appoints [    ] and [    ] or any of them, acting singly, as proxies and
attorneys-in-fact, each with full power of substitution, for and in the name of the undersigned, to represent and vote all shares of common stock of the Company that the undersigned is entitled to vote, either on the undersigned's behalf or on behalf of any other entity or entities, at the Annual Meeting of Stockholders which the Company has announced will be held on [May 31, 2006], and at any adjournment(s) and postponement(s) thereof.

         The undersigned hereby revokes any and all other proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE COSTA BRAVA NOMINEES LISTED ON THE REVERSE SIDE HEREOF, OR IN ACCORDANCE WITH THE PROXIES' DISCRETION TO VOTE FOR THE ELECTION OF A PERSON TO THE BOARD OF DIRECTORS IF ANY NOMINEE NAMED HEREIN BECOMES UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND IN ACCORDANCE WITH THE PROXIES' DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

                       PLEASE RETURN THIS BLUE PROXY CARD,
                    USING THE ENCLOSED POSTAGE-PAID ENVELOPE

 ______________________________________________________________________________

         Costa Brava recommends a vote FOR the election of Carl D. Glaeser, Kent Heyman, James A. Lynch, Alok Mohan, R. David Moon, Andrew R. Siegel and Edward Terino as members of the Board of Directors.

ELECTION OF DIRECTORS:

TO ELECT MEMBERS OF THE BOARD OF DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THE ELECTION AND QUALIFICATION OF EACH OF THEIR SUCCESSORS.

         THE COSTA BRAVA NOMINEES ARE:

         Carl D. Glaeser, Kent Heyman, James A. Lynch, Alok Mohan, R. David Moon, Andrew R. Siegel and Edward Terino

---------------------------  -------------------------------------  ------------------------------
FOR ALL                      WITHHOLD AUTHORITY to vote for all     FOR ALL EXCEPT
nominees listed above        nominees listed above                  (indicate exceptions below)
[ ]                          [ ]                                    [ ]
---------------------------  -------------------------------------  ------------------------------

(AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S) MAY BE WITHHELD BY STRIKING OUT THE NAME(S) OF SUCH NOMINEE(S) ABOVE OR BY WRITING THE NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

 _____________________________________________________________________________


                                       Dated: _____________________, 2006

                                       _________________________________________
                                       Signature

                                       _________________________________________
                                       Signature if held jointly

                                       Name:____________________________________

                                       Title:___________________________________

                                       Please sign exactly as your name appears hereon. When shares are held by two or more persons, all of them should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting.